                                                                     Exhibit 8.1

                            KELLEY DRYE & WARREN LLP
                         A LIMITED LIABILITY PARTNERSHIP

101 PARK AVENUE                                          NEW YORK, NY 10178

                            TELEPHONE (212) 808-7800
                               FAX (212) 808-7897

                     -------------------------------------

1200 19TH STREET, N.W.                                333 WEST WACKER DRIVE
SUITE 500                                                        SUITE 2600
WASHINGTON, DC 20036                                      CHICAGO, IL 60606
(202) 955-9600                                               (312) 857-7070
FAX (202) 955-9792                                       FAX (312) 857-7095

200 KIMBALL DRIVE                                        TWO STAMFORD PLAZA
PARSIPPANY, NJ 07054                                  281 TRESSER BOULEVARD
(973) 503-5900                                           STAMFORD, CT 06901
FAX (973) 503-5950                                           (203) 324-1400
                                                         FAX (203) 327-2669

777 SOUTH FIGUEROA STREET                                     TYSONS CORNER
SUITE 2700                                       8000 TOWERS CRESCENT DRIVE
LOS ANGELES, CA 90017                                            SUITE 1200
(213) 689-1300                                             VIENNA, VA 22182
FAX (213) 688-8150                                           (703) 918-2300
                                                         FAX (703) 918-2450

                             ---------------------

SUITE 1602, FAIRMONT HOUSE                                106 AVENUE LOUISE
8 COTTON TREE DRIVE, HONG KONG                       1050 BRUSSELS, BELGIUM
(852) 2869-0821                                            (32)(2) 646-1110
FAX (852) 2869-0049                                    FAX (32)(2) 640-0589

                                                 AFFILIATE OFFICES
DEJ-UDOM & ASSOCIATES            SOEBAGJO, JATIM & DJAROT        WAKHARIYA & WAKHARIYA       YUMOTO & OTA
CHARN ISSARA TOWER - 9TH FLOOR   PLAZA MASHILL, 17TH FLOOR       41 BAJAJ BHWAN              KIOI ROYAL HEIGHTS
942/142-3 RAMA IV ROAD           JALAN JEND, SUDIRMAN KAV. 25    226 NARIMAN POINT           3-29, KIOI-CHO
BANGKOK 10500 THAILAND           JAKARTA 12920 INDONESIA         MUMBAI 400 0021 INDIA       CHIYODA-KU
(66)(2) 233-0055                 (62)(21) 522-9765               (91)(22) 22810336           TOKYO 102 JAPAN
FAX (66)(2) 236-6681             FAX (62)(21) 522-9752           FAX (91)(22) 22810337       (81)(3) 3234-2441
                                                                                             FAX (81)(3) 3262-2729


                                 March 28, 2003



First Community Bancshares, Inc.
One Community Place
Bluefield, Virginia  24605

The CommonWealth Bank
900 N. Parham Road
Richmond, Virginia  23229

Ladies and Gentlemen:

                  We have acted as counsel for First Community Bancshares, Inc., a Nevada corporation ("First Community"), and First Community Bank, National Association, a national bank ("First Community Bank"), in connection with the proposed merger (the "Merger") of The CommonWealth Bank, a Virginia-chartered commercial bank ("CommonWealth Bank"), with and into First Community Bank, pursuant to that certain Agreement and Plan of Merger among First Community, First Community Bank and CommonWealth Bank, dated as of January 27, 2003 (the "Merger Agreement"). Any capitalized term used but not defined herein has the meaning given to such term in the Merger Agreement.

                  In connection with the foregoing and with First Community's filing of a registration statement on Form S-4 (the "Registration Statement") with the securities and Exchange Commission in connection with the Merger, you have requested our opinion regarding certain U.S. federal income tax consequences of the Merger. In providing our opinion, we have

                            KELLEY DRYE & WARREN LLP

First Community Bancshares, Inc.
The CommonWealth Bank
March 28, 2003
Page Two

examined the Merger Agreement, the Registration Statement and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct, (iii) the representations made by First Community, First Community Bank and CommonWealth Bank, in their respective letters delivered to us for purposes of this opinion (the "Representation Letters") are true, complete and correct and (iv) any representations made in the Representation Letters "to the best knowledge of" or similarly qualified are correct without such qualification. If any of the above described assumptions are untrue for any reason or if the Merger is consummated in a manner that is different from the manner in which it is described in the Merger Agreement or the Registration Statement, our opinions as expressed below may be adversely affected and may not be relied upon.

                  Based upon the foregoing, for U.S. federal income tax purposes, it is our opinion that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and, accordingly:

                  (i) each of First Community, First Community Bank and CommonWealth Bank will be a party to such reorganization within the meaning of Section 368(b) of the Code;

                  (ii) no gain or loss will be recognized for federal income tax purposes by First Community, First Community Bank or CommonWealth Bank as a result of the Merger;

                  (iii) except with respect to cash received in lieu of fractional shares of Parent Common Stock, a holder of CommonWealth Bank Common Stock will not recognize gain or loss on the exchange of CommonWealth Bank Common Stock solely for shares of Parent Common Stock;

                  (iv) unless a holder of CommonWealth Bank Common Stock is treated under the Code as the constructive owner of shares of CommonWealth Bank Common Stock that are exchanged for shares of Parent Common Stock in the Merger or owns shares of Parent Common Stock actually or constructively after the Merger, such a holder of CommonWealth Bank Common Stock who receives solely cash in exchange for all of such shareholder's shares of CommonWealth Bank Common Stock pursuant to the Merger will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the shareholder's

                            KELLEY DRYE & WARREN LLP


First Community Bancshares, Inc.
The CommonWealth Bank
March 28, 2003
Page three

                         aggregate tax basis for such shares of CommonWealth Bank Common Stock; and

                  (v) a holder of CommonWealth Bank Common Stock who receives both Parent Common Stock and cash consideration in exchange for all such holder's shares of CommonWealth Bank Common Stock will recognize gain, but not loss, to the extent of the lesser of (a) the excess, if any, of
                         (i) the sum of the aggregate fair market value of the Parent Common Stock received (including any fractional share of Parent Common Stock deemed to be received and exchanged for cash) and the amount of cash received (excluding any cash received in lieu of a fractional share of Parent Common Stock) over (ii) such shareholder's aggregate tax basis in the shares of CommonWealth Bank Common Stock exchanged in the Merger; and (b) the amount of cash received by such holder of CommonWealth Bank Common Stock.

                  Our opinions are based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinions as set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. Finally, our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger.



                                                Very truly yours,




                                                Kelley Drye & Warren LLP